                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


For more information, contact:

FLIR Systems, Inc.
James A. Fitzhenry
(503) 684-3731


                FLIR SYSTEMS REPORTS 1999 FIRST QUARTER RESULTS

PORTLAND, Ore. - April 28, 1999 - FLIR Systems, Inc. (Nasdaq: FLIR) announced today that revenue for the first quarter ended March 31, 1999 was $34.4 million, a 14% decline from the $40.1 million reported for the first quarter of 1998. These results include the operations of Inframetrics, Inc., which was acquired in March of 1999 and accounted for as a pooling of interests, and prior periods have been restated accordingly. The net loss for the quarter before nonrecurring charges associated with the Inframetrics acquisition was $2.6 million, or $0.18 per diluted share, based on 14.1 million average shares outstanding. This compares to a consolidated net loss for the 1998 first quarter of $195,000, or $0.02 per diluted share based on 11.9 million average shares outstanding.

     After charges associated with the Inframetrics acquisition totaling $24.3 million, the net loss for the 1999 first quarter was $19.1 million, or $1.35 per share. The acquisition-related charges included $6.1 million of transaction related costs and $18.2 million in write-off of inventories related to the planned phase-out of certain duplicative products caused by the merger with Inframetrics that are included in cost of goods sold.

     As the Company announced last week, operating results for the first quarter, which is traditionally FLIR's seasonally weakest quarter of the year, were adversely affected by a substantial decrease in orders from government customers and, to a lesser extent, by disruptions in the sales channel for commercial customers resulting from the four-month delay in obtaining Justice Department approval for the Inframetrics acquisition. This delay also resulted in higher fees and other direct costs associated with the transaction.

     Sales to commercial customers for the first quarter of 1999 amounted to $27.6 million, or 80% of revenue, compared to $28.0 million, or 70% of revenue, for last year's first quarter. Sales to government customers declined to $6.8 million from $12.1 million a year ago.

     Commenting on the Company's commercial business, FLIR President and Chief Executive Officer Ken Stringer said, "We are making substantial progress in clarifying the distribution issues arising from the four month delay in completing the acquisition of Inframetrics and we expect the sales impact to be temporary. Despite essentially flat quarter-to-quarter comparisons in the commercial market for the first quarter, the outlook for the commercial side of our business remains very favorable."

                                     -more-

FLIR Systems Reports First Quarter Results
     Page 2


     Stringer continued, "On the government side, most U.S. Government agencies that purchase our products have experienced difficulties in obtaining release of their fiscal year 1999 procurement funds. Exacerbating these difficulties, the crisis in Kosovo has impacted defense organizations throughout NATO and caused many to suspend procurement activities until funding for the campaign is resolved. Our government business also was affected by continued economic uncertainty in several international markets. The combination of these factors substantially reduced our government sales in the first quarter."

     Stringer added, "The long-term outlook for our government business remains positive. Congress now is considering an emergency supplemental appropriations bill for Kosovo, while rising oil prices in the Middle East and favorable currency movements and improving economic indicators in Asia and South America are just some of the factors that suggest improved conditions in our government business. As a result, we currently expect our government business to resume its historical growth trend in the second half of the year."

     FLIR Systems, Inc. is a world leader in the design, manufacturing and marketing of thermal imaging and broadcast camera systems for a wide variety of commercial and government applications including condition monitoring, research and development, manufacturing process control, airborne observation and broadcast, search and rescue, drug interdiction, surveillance and reconnaissance, navigation safety, border and maritime patrol, environmental monitoring and ground based security. Visit us on our Web site at.


This release contains statements, including statements regarding the Company's expectations for revenue and earnings for the Company's commercial and government business segments for the remainder of 1999, that are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 which are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, product demand, the impact of competitive products and pricing, capacity and supply constraints, actual purchases under agreements, the amount and availability of government funding, unexpected difficulties encountered in the integration of Inframetrics and other risks discussed from time to time in the Company's Securities and Exchange Commission fillings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statement, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

                               (tables attached)

                                                                           #1980

                              FLIR SYSTEMS, INC.

                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (in thousands, except per share amounts)
                                  (unaudited)

                                                                         Three Months Ended
                                                                              March 31,
                                                                   --------------------------------
                                                                        1999              1998
                                                                   --------------    --------------
                                                                                       (restated)*
Revenues:
    Commercial...............................................            $ 27,636           $28,043
    Government...............................................               6,802            12,061
                                                                   --------------    --------------
                                                                           34,438            40,104

Cost of goods sold (Note 1)..................................              33,354            19,602
Research and development.....................................               6,977             6,493
Selling and other operating costs............................              14,857            12,971
Combination costs (Note 1)...................................               6,110                --
                                                                   --------------    --------------
                                                                           61,298            39,066

        (Loss) earnings from operations......................             (26,860)            1,038

Interest income..............................................                  18               363
Interest expense and other...................................              (1,226)           (1,475)
                                                                   --------------    --------------

        (Loss) earnings before income taxes..................             (28,068)              (74)

(Benefit) provision for income taxes.........................              (8,985)              121
                                                                   --------------    --------------

Net (loss) earnings..........................................            $(19,083)          $  (195)
                                                                   ==============    ==============

Net (loss) earnings per share:
   Basic.....................................................              $(1.35)           $(0.02)
                                                                   ==============    ==============
   Diluted...................................................              $(1.35)           $(0.02)
                                                                   ==============    ==============

Weighted average shares outstanding:
   Basic.....................................................              14,136            11,907
   Diluted...................................................              14,136            11,907
                                                                   ==============    ==============


Note 1 - Significant First Quarter Adjustment:

During the quarter ended March 31, 1999, the Company booked a one-time charge of $24.3 million associated with the merger with Inframetrics, Inc. which was completed on March 30, 1999. The write-off consisted of $6.1 million of merger-related and consolidation costs which are included as a separate line in operating expenses and $18.2 million of inventories due to the creation of duplicative product lines caused by the merger which is included in cost of goods sold.

                              FLIR SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEET
                     (in thousands, except share amounts)
                                  (unaudited)

                                                 ASSETS

                                                                    March 31,                December 31,
                                                                      1999                       1998
                                                               -------------------        -------------------
                                                                                              (restated)*
Current assets:
    Cash and cash equivalents...............................              $  6,937                   $  4,793
    Accounts receivable, net................................                69,936                     91,202
    Inventories.............................................                66,020                     70,312
    Prepaid expenses........................................                 5,074                      6,061
    Deferred income taxes...................................                 4,915                      4,915
                                                               -------------------        -------------------
        Total current assets................................               152,882                    177,283
Property and equipment, net.................................                26,907                     26,775
Software development costs, net.............................                   466                        488
Deferred income taxes.......................................                18,799                     11,610
Intangible assets, net......................................                15,651                     15,936
Other assets................................................                 3,918                      3,897
                                                               -------------------        -------------------
                                                                          $218,623                   $235,989
                                                               ===================        ===================


                                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Notes payable...........................................              $ 67,865                   $ 39,958
    Accounts payable........................................                19,807                     24,031
    Accrued liabilities.....................................                17,484                     20,082
    Current portion of long-term debt.......................                 1,911                      2,681
                                                               -------------------        -------------------
        Total current liabilities...........................               107,067                     86,752
Long-term debt and other liabilities........................                 4,814                     23,255
Shareholders' equity........................................               106,742                    125,982
                                                               -------------------        -------------------
                                                                          $218,623                   $235,989
                                                               ===================        ===================


* - The Consolidated Balance Sheet as of December 31, 1998 and the Consolidated Statement of Operations for the three months ended March 31, 1998 have been restated to reflect the assets and liabilities and results of operations of Inframetrics, Inc. as the merger with Inframetrics was accounted for as a pooling of interests.